Exhibit 10.1

News

RiT LAUNCHES 4th GENERATION PAIRVIEW SHARP™
ACCESS MANAGEMENT DECISION SUPPORT SOLUTION

- With Technology Developed and Refined Through More than 200 System Deployments,
PairView# is RiT's Fastest-ROI Carrier Solution Yet -
- Product to be launched at RiT's "Virtual Trade Show" at www.pairview.com -

Tel Aviv, Israel – May 31, 2006 – RiT Technologies (NASDAQ: RITT), the pioneer and world-leading provider of intelligent physical layer solutions, today launched PairView Sharp™ (PairView#), the fourth-generation of its industry-leading PairView™ solution. Based on technology developed over a decade and refined through more than 200 system deployments, PairView# provides carriers with a complete understanding of their network assets and maximizes the potential of the existing copper infrastructure.

“PairView has proven its ability to help major carriers like Deutsche Telekom, TPSA, KPN and many others increase the revenue potential of their networks while reducing the cost of provisioning and maintenance and improving their network operations,” said Mr. Doron Zinger, President and CEO of RiT Technologies. “With our new PairView#, we have taken the PairView value proposition to the next level. Faster, smaller and easier to operate, PairView# makes it even more cost effective for carriers to acquire and maintain the accurate data they need in order to migrate their network to NGN services and to realize the full benefit of their ‘sunken’ assets.”

Automatically mapping and testing data across thousands of wire-pairs concurrently, PairView# provides end-to-end visibility of the physical infrastructure. Accurate information collected regarding the connectivity, status and characteristics of each line serve as a reliable basis for migrating the network to supply NGN services and for streamlined Outside Plant operations.

Faster, More Compact & Easier-to-Use than Ever
The fastest and easiest-to-use record verification tool in the market, PairView# enables a single technician to test and map a full 1,200-line cabinet in less than 1 hour. It is the only tool available that works without interfering with active POTS or digital services, non-intrusively performing ANI tests on POTS and ADSL-over-POTS lines while identifying and mapping a broad variety of digital services (such as ISDN, ADLS, HDSL and PCM).

See It at RiT’s “Virtual Trade Show”
PairView# will be on display at RiT’s Virtual Trade Show at www.pairview.com on June 7, 2006 The “booth” will offer a presentation of the product, a 360o view, together with product brochures, a Q&A session and fact sheets.

About RiT Technologies
RiT is a leading provider of physical network infrastructure control and management solutions. Deployed in the networks of many of the world’s largest carriers and enterprises, its pioneering, fast-ROI products have proven their ability to simplify service deployment and provisioning, enhance troubleshooting accuracy, reduce infrastructure maintenance costs, enhance physical layer security and enable cost-effective service qualification and verification.

RiT is a member of the RAD group, a world leader in communications solutions. For more information, please visit our website: www.rittech.com

In this press release, all statements that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate”, “forecast”, “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors, including, but not limited to, those described under the heading “Risk Factors” in our most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 20-F, which may be revised or supplemented in subsequent reports filed with the SEC. These factors include, but are not limited to, the following: our ability to raise additional financing, if required; the continued development of market trends in directions that benefit our sales; our ability to maintain and grow our revenues; our dependence upon independent distributors, representatives and strategic partners; our ability to develop new products and enhance our existing products; the availability of third-party components used in our products; the economic condition of our customers; the impact of government regulation; and the economic and political situation in Israel. We are under no obligation, and expressly disclaim any obligation, to update the forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

COMPANY	Oded Nachmoni
CONTACT:	VP, Marketing & Product Strategy
+972-3-645-5481
odedn@rit.co.il